UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2011

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2011, Bryn Mawr Bank Corporation (“BMBC”) and PWMG Bank Holding Company Trust (“PWMG”) entered into a definitive Amendment (the “Amendment”) to that certain Stock Purchase Agreement, dated as of February 18, 2011, by and between BMBC and Hershey Trust Company (“HTC”), as amended on May 27, 2011 and assigned to and assumed by PWMG on May 27, 2011 (the “Purchase Agreement”).

The Amendment amended Section 2.6 of the Purchase Agreement to allow, upon certain terms and conditions, PWMG to assign, transfer or otherwise dispose of the Buyer Stock Consideration (as defined in the Purchase Agreement) to HTC during the Lock-up Period (as defined in the Purchase Agreement).

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as an Exhibit hereto, and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Amendment No. 2 to Stock Purchase Agreement, dated as of September 29, 2011, by and between Bryn Mawr Bank Corporation and PWMG Bank Holding Company Trust

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II
President and CEO

Date: October 4, 2011

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Amendment No. 2 to Stock Purchase Agreement, dated as of September 29, 2011, by and between Bryn Mawr Bank Corporation and PWMG Bank Holding Company Trust